EXHIBIT 99.1





       BIOSPHERE MEDICAL(TM) REPORTS FIRST QUARTER 2003 FINANCIAL RESULTS

       Consolidated Product Revenues Increased 17% from Prior Year Period


ROCKLAND, Mass. - April 30, 2003 - BIOSPHERE MEDICAL, INC. (Nasdaq: BSMD), a medical device company that is pioneering the use of bioengineered microspheres to treat uterine fibroids, hypervascularized tumors and vascular malformations by occluding their blood supply, today reported its financial results for the first quarter ended March 31, 2003.

HIGHLIGHTS
----------

o Consolidated product revenues in the first quarter increased 17% from the corresponding prior year period

o Quarterly U.S. revenues increased 22% from the corresponding prior year period

o Quarterly European microsphere revenues increased 7% from the corresponding prior year period

o Net loss in the quarter decreased to $2.18 million ($0.16 loss per basic and diluted share) from $2.32 million ($0.18 loss per basic and diluted share) from the corresponding prior year period

o Initiation of our comprehensive education program, which includes direct to consumer ASK4UFE(TM) call and web centers designed to expand consumer awareness of alternative treatments for women suffering from symptomatic uterine fibroids

o The release of favorable one-year follow up data from our clinical study comparing uterine fibroid embolization (UFE) to hysterectomy for the treatment of uterine fibroids


REVIEW OF FINANCIAL RESULTS

For the first quarter of 2003, BioSphere Medical reported consolidated product revenues of $3.05 million, an increase of approximately 17% compared with consolidated product revenues of $2.60 million in the corresponding 2002 period. The company reported a consolidated net loss of $2.18 million, or ($0.16) per basic and diluted share, for the first quarter of 2003. This compares with a consolidated net loss of $2.32 million, or ($0.18) per basic and diluted share, for the first quarter of 2002. Cash, cash equivalents and marketable securities equaled $12.41 million as of March 31, 2003.

MANAGEMENT COMMENTS ON PROGRESS

Commenting on the company's results, Paul A. Looney, BioSphere Medical's Chairman, CEO and President stated, "Overall, I am pleased with our progress on the Uterine Fibroid Embolization or UFE awareness and education campaign. We have sharpened our focus on our sales, marketing and education programs, which are designed to expand the awareness of alternative treatments for women suffering from symptomatic fibroids. We believe that increased awareness of this alternative treatment will drive our future revenues."

Mr. Looney continued, "We remain confident in our ability to grow the UFE procedure awareness among patients and referring physicians to provide an alternative for those five million women who are symptomatic from uterine fibroids.

The company will host its quarterly conference call today at 11 A.M. ET. The number to dial into the teleconference is 719-457-2661. Please call in approximately ten minutes before the call is scheduled to begin. A live web cast of the conference call will also be available on the BioSphere Medical web site: www.biospheremed.com. A replay of the teleconference will be available from 2:30 P.M. (ET) today, April 30, 2003 until 12:00 A.M. (ET) on May 7th, 2003. The dial-in number is: (719) 457-0820. The Access Code is 451770; or by accessing the investor section of our company website at www.biospheremed.com.


ABOUT BIOSPHERE MEDICAL, INC.

BioSphere Medical, Inc., based in Rockland, Massachusetts, is a medical device company focused on applying our proprietary microsphere technology to medical applications using embolotherapy techniques. Our core technologies, patented bio-engineered polymers and manufacturing methods, are used to produce miniature spherical beads with uniquely beneficial properties for a variety of medical applications. Our principal focus is the treatment of symptomatic uterine fibroids using a procedure called uterine fibroid embolization, or UFE. Our products are already gaining wide acceptance in this rapidly emerging procedure as well as in a number of other, new and established medical treatments. Our strategy is two fold. First, we are seeking to grow the embolotherapy business worldwide, specifically the UFE procedure, by increasing awareness of availability of this procedure. Second, we are seeking to maintain our current technology leadership by the continuous introduction of new products and product improvements, both through internally developed and externally acquired technologies, that improve and broaden the use of embolotherapy techniques.

We have received clearance in a number of countries, including the United States, Canada, Australia and the European Community, which allow us to sell our products for use in general embolization procedures, including uterine fibroid embolization.


CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to the company's expectations that it will successfully promote awareness and market and sell its products through its sales, marketing and education programs. The Company uses words such as "plans," "seeks," "projects," "believes," "may," "anticipates," "estimates," "should'" and similar expressions to identify these forward-looking statements. These statements are subject to risks and uncertainties and are based upon the Company's beliefs and assumptions. There are a number of important factors that may affect the Company's actual performance and results and the accuracy of its forward-looking statements, many of which are beyond the Company's control and are difficult to predict. These important factors include, without limitation, risks relating to: the failure of the Company to successfully develop, commercialize and achieve widespread market acceptance of the Embosphere(R) Microspheres and EmboGold(TM) Microsphere technologies for uterine fibroid embolization, targeted liver embolization and other applications; the failure of the Company to achieve or maintain necessary regulatory approvals, either in the United States or internationally, with respect to the manufacture and sale of its product candidates; risks relating to the Company's ability to obtain and maintain patent and other proprietary protection for its products; the absence of or delays and cancellations of, product orders; delays, difficulties or unanticipated costs in the introduction of new products; competitive pressures; the inability of the Company to raise additional funds to finance the development, marketing, and sales of its products; and general economic conditions. These risk factors are further described in the section titled "Certain Factors That May Affect Future Operations" in the Company's Current report on Form 10-K for the year ended December 31, 2002, as filed by the Company with the Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent the Company's estimates as of the date of this release. The Company anticipates that subsequent events and developments may cause its forward-looking statements to change. The Company specifically disclaims any obligation or intention to update or revise these forward-looking statements as a result of changed events or circumstances after the date of this press release.

                             BIOSPHERE MEDICAL, INC.
                         SELECTED FINANCIAL INFORMATION


                       CONSOLIDATED CONDENSED BALANCE SHEETS
                   As of March 31,2003 and December 31, 2002
                            (In thousands, unaudited)


                                                  MARCH 31,     DECEMBER 31,
                                                    2003            2002
                                                ------------    ------------
ASSETS
 Cash, cash equivalents and
  marketable securities......................   $    12,412     $    14,738
 Accounts receivable, net....................         2,183           2,059
 Inventories, net............................         3,416           3,179
 Prepaid and other current assets............           470             431
 Property and equipment, net.................         1,576           1,692
 Goodwill, net...............................         1,443           1,443
 Other assets................................           388             386
                                                ------------    ------------
TOTAL ASSETS.................................   $    21,888     $    23,928
                                                ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
 Accounts payable and accrued expenses.......   $     3,436     $     3,276
 Debt and capital lease obligations..........           374             393
 Stockholders' Equity........................        18,078          20,259
                                                ------------    ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY...   $    21,888     $    23,928
                                                ============    ============



                 CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
               For the three months ended March 31, 2003 and 2002
                (In thousands, except per share data / unaudited)

                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                                ----------------------------
                                                    2003            2002
                                                ------------    ------------


PRODUCT REVENUES.............................   $     3,050     $     2,604

COSTS AND EXPENSES:
  Cost of product revenues...................         1,027             713
  Research and development...................           706           1,047
  Sales......................................         1,424           1,420
  Marketing..................................         1,289           1,036
  General and administrative.................           906             837
                                                ------------    ------------
TOTAL COSTS AND EXPENSES.....................         5,352           5,053
                                                ------------   -------------
LOSS FROM OPERATIONS.........................        (2,302)         (2,449)

  Interest and other income, net.............           126             130
                                                ------------    ------------
NET LOSS.....................................   $    (2,176)    $    (2,319)
                                                ============    ============

NET LOSS PER COMMON SHARE
     Basic and diluted.......................   $     (0.16)    $     (0.18)
                                                ============    ============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
     Basic and diluted.......................        13,226          12,793
                                                ============    ============


CONTACT:
BioSphere Medical, Inc.
Robert M. Palladino 781/681-7925